Exhibit 10.51

L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND

1688 Meridian Avenue, Level 6

Miami Beach, Florida 33139

August 13, 2026

3 E Network Technology Group Limited No.118 Connaught Road West, 3003-2 Hong Kong Attention: Tingjun Yang E-mail: yangtingjun@3ekeji.cn

Re: Letter Agreement - Amendment to Purchase Agreement (“Letter Agreement”)

Ladies and Gentlemen:

Reference is made to the Purchase Agreement, dated as of February 11, 2026, by and between L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND (“L1 Capital”), and 3 E Network Technology Group Limited, a British Virgin Islands business company (the “Company” and, together with L1 Capital, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings as ascribed to such terms in the Purchase Agreement.

By signing below, the Parties agree that pursuant to this letter agreement (this “Letter Agreement”), the Purchase Agreement is hereby amended as follows:

1.	The Purchase Agreement is hereby amended to provide that the term “Investor” shall mean, for all purposes of the Purchase Agreement, L1 Capital or, in lieu of L1 Capital, any Affiliate of L1 Capital which is designated in writing by L1 Capital (as applicable, the “Designee”) upon written notice of such designation to the Company (a “Designation Notice”).

2.	Effective upon the Company’s receipt of a Designation Notice, the Designee shall be deemed to be the Investor under the Purchase Agreement for all purposes, and any and all rights and obligations of L1 Capital as the original Investor under the Purchase Agreement shall instead be the rights and obligations of the Designee for all purposes of the Purchase Agreement and the transactions contemplated thereby.

3.	All provisions of the Purchase Agreement, including without limitation Section 11.01 of the Purchase Agreement, are hereby amended to reflect the foregoing.

4.	This Letter Agreement shall also serve as a Designation Notice pursuant to which L1 Capital hereby designates SBC Global Investment Fund as the initial Designee. By signing below, such Designee hereby acknowledges and agrees to such Designee’s designation and its assumption of the Investor’s rights and obligations pursuant to the Purchase Agreement as amended hereby.

Except as expressly set forth herein, the Purchase Agreement remains in full force and effect and unaffected hereby. In the event of any inconsistency between the Purchase Agreement and this Letter Agreement, the provisions of this Letter Agreement shall prevail.

This Letter Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Additionally, signatures submitted by email or other electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., DocuSign) shall be deemed to be original signatures.

[Signature Page Follows]

Please execute a copy of this Letter Agreement indicating your agreement to its terms.

Sincerely yours.

L1 Capital:

L1 Capital Global Opportunities Master Fund, Ltd.

By:	/s/ David Feldman
David Feldman, Manager

Designee:

SBC Global Investment Fund

By:	/s/ David Feldman
David Feldman, Director

Acknowledged and Agreed to by:

The Company:

3 E Network Technology Group Limited

By:	/s/ Tingjun Yang
Tingjun Yang, CEO

[Signature Page to Letter Agreement]